UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
Enviri Corporation
(Exact name of Registrant as specified in its charter)
____________________

Delaware	23-1483991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

2016 Non-Employee Directors’ Long-Term Equity Compensation Plan
(Full title of the Plan)

Russell C. Hochman, Esq.
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary
Enviri Corporation
Two Logan Square
100-120 North 18th Street, 17th Floor
Philadelphia, PA 19103 (267) 857-8715
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Darrick M. Mix, Esq. Duane Morris LLP
30 South 17th Street Philadelphia, PA 19103 (215) 979-1000
_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers an additional 400,000 shares of the Registrant’s Common Stock that may be offered and sold under the 2016 Non Employee Directors’ Long-Term Equity Compensation Plan (the “Plan”). This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed registration statements on Form S-8 relating to the Plan (File No. 333-211203, filed with the Securities and Exchange Commission on May 6, 2016, and File No. 333-258398, filed with the Securities and Exchange Commission on August 3, 2021), including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated into this Registration Statement by reference:

1.	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 (Commission File No. 001-03970), filed with the Commission on February 20, 2025;

2.	the Registrant’s Quarterly Report for the quarter ended March 31, 2025 on Form 10-Q (Commission File No. 001-03970), filed with the Commission on May 1, 2025;

3.
the Registrant’s Current Report on Form 8-K (Commission File No. 001-03970) filed with the Commission on January 21, 2025, February 14, 2025, February 20, 2025 and April 28, 2025 and on Form 8-K/A filed with the Commission on February 26, 2025, amending the Registrant's Current Report on Form 8-K filed with the Commission on November 29, 2024 (other than information in such Current Report deemed to have been furnished and not filed in accordance with the rules of the Commission); and

4.
the description of the Registrant’s Common Stock contained in the Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-03970) filed with the Commission on February 20, 2025, and all amendments and reports filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

5.1*	Opinion of Duane Morris LLP.

10.1
Harsco Corporation 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (incorporated herein by reference to the Registrant’s Form S-8 (Commission File No. 333-211203) filed with the Commission on May 6, 2016).

10.2
Amendment No. 1 to the Harsco Corporation 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report for the quarter ended June 30, 2016 on Form 10-Q (Commission File No. 001-03970) filed with the Commission on August 4, 2016).

10.3
Amendment No. 2 to the Harsco Corporation 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (incorporated herein by reference to the Registrant’s Form S-8 (Commission File No. 333-258398) filed with the Commission on August 3, 2021).

10.4
Amendment No. 3 to the Enviri Corporation 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-03970) filed with the Commission on April 28, 2025.

23.1*	Consent of Duane Morris LLP (contained in opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107*	Calculation of Filing Fee Tables.

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 5th day of May, 2025.

ENVIRI CORPORATION

By:	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel,
Chief Compliance Officer & Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints F. Nicholas Grasberger III and Russell C. Hochman and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ F. Nicholas Grasberger III	Chairman, President, Chief Executive Officer and Director	May 5, 2025
F. Nicholas Grasberger III	(Principal Executive Officer)

/s/ Tom G. Vadaketh	Senior Vice President and Chief Financial Officer	May 5, 2025
Tom G. Vadaketh	(Principal Financial Officer)

/s/ Samuel C. Fenice	Vice President and Corporate Controller	May 5, 2025
Samuel C. Fenice	(Principal Accounting Officer)

/s/ Edgar M. Purvis, Jr.	Lead Director	May 5, 2025
Edgar M. Purvis, Jr.

/s/ James F. Earl	Director	May 5, 2025
James F. Earl

/s/ Nicholas C. Fanandakis	Director	May 5, 2025
Nicholas C. Fanandakis

/s/ Carolann I. Haznedar	Director	May 5, 2025
Carolann I. Haznedar

/s/ Timothy M. Laurion	Director	May 5, 2025
Timothy M. Laurion

/s/ Rebecca M. O’Mara	Director	May 5, 2025
Rebecca M. O’Mara

/s/ John S. Quinn	Director	May 5, 2025
John S. Quinn